Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Forms 10-K and 10-K/A of Open Text Corporation (the “Company”) for the year ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul McFeeters, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PAUL MCFEETERS
Paul McFeeters Chief Financial Officer and Chief Administrative Officer
Date: February 11, 2014